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                                                                    EXHIBIT 10.3

[LEVEL(3) LOGO]

                          TERMS FOR DELIVERY OF SERVICE

These Terms for Delivery of Service ("Terms") apply to and will be considered a part of any "Customer Order" signed by Customer for Services delivered by Level 3 Communications, LLC ("Level 3"). These Terms (including the specific terms for each Service as attached) are applicable to sales of Service located in, originating or terminating in the United States.

SECTION 1. DEFINITIONS

1.1 COLOCATION AREA: The location within a Gateway in which Colocation Space ordered by Customer is located.

1.2 COLOCATION SPACE: The location(s) within the Colocation Area of a Level 3 Gateway where Customer is permitted to colocate communications equipment pursuant to a Customer Order accepted by Level 3.

1.3 COMMITTED DATA RATE: The minimum data rate committed by Customer and set forth in the Customer Order (expressed in Megabits per second (Mbps)).

1.4 CONNECTION NOTICE: Written notice from Level 3 that the Service ordered has been installed by Level 3 pursuant to the Customer Order, and has been tested and is functioning properly.

1.5 CUSTOMER: The person or entity identified as the "Customer" on any Customer Order.

1.6 CUSTOMER COMMIT DATE: The date upon which Level 3 anticipates that Service will be available to Customer, as set forth in the Customer Welcome Letter or such other written notice from Level 3 to Customer.

1.7 CUSTOMER ORDER: A request for Level 3 Service submitted by Customer in the form designated by Level 3.

1.8 CUSTOMER PREMISES: The location or locations occupied by Customer or its end users to which Service is delivered.

1.9 CUSTOMER WELCOME LETTER: A written communication from Level 3 to Customer informing Customer of Level 3's acceptance of the Customer Order.

1.10 EXCUSED OUTAGE: Any outage, unavailability, delay or other degradation of Service related to, associated with or caused by scheduled maintenance events, Customer actions or inactions, Customer provided power or equipment, any third party, including, without limitation, Customer's end users, third party network providers, traffic exchange points controlled by third parties, or any power, equipment or services provided by third parties, or an event of force majeure as defined in Section 7.1.

1.11 FACILITIES: Property owned or leased by Level 3 and used to deliver Service, including terminal and other equipment, wires, lines, ports, routers, switches, channel service units, data service units, cabinets, racks, private rooms and the like.

1.12 GATEWAY: Buildings owned or leased by Level 3 for the purpose of, among others, locating and colocating communications equipment.

1.13 LOCAL LOOP: The connection between Customer Premises and the Level 3 intercity backbone network.

1.14 OFF-NET: Traffic that originates from or terminates to any location that is not on the Level 3 network.

1.15 OFF-NET SEND TRAFFIC: Send Traffic that terminates to any location which is not on the Level 3 network.

1.16 ON-NET: Traffic that originates from and terminates to a location that is on the Level 3 network.

1.17 ON-NET SEND TRAFFIC: Send Traffic that terminates to a location which is on the Level 3 network.

1.18 ON-NET INTRACITY SEND TRAFFIC: On-Net Send Traffic that does not transit Level 3's long haul transmission facilities.

1.19 PROTECTED: (3)Link(SM) Private Line Service that includes a protection scheme that allows traffic to be re-routed in the event of a fiber cut or equipment failure.

1.20 RECEIVE TRAFFIC: Traffic from any origination point that is received by Customer from the Level 3 network.

1.21 REMOTE HANDS: Basic on-site, first-line maintenance and support consistent with Level 3's then current Remote Hands Service Policy and Managed Installation Policy, as amended by Level 3 from time to time, which are available to Customer upon request.

1.22 REVENUE COMMITMENT: A commitment by Customer to order and pay for a minimum volume of Services during an agreed term, as set forth in a Customer Order

1.23 SEND TRAFFIC: Traffic from any origination point which is sent by Customer onto the Level 3 network.

1.24 SERVICE: Any service offered by Level 3 pursuant to a Customer Order, including supplying Colocation Space.

1.25 SERVICE COMMENCEMENT DATE: The Service Commencement Date is the first to occur of:

(A) the date upon which Customer acknowledges in writing that the Service has been installed and is functioning properly; or

(B) the date which is seventy two (72) hours after delivery of the Connection Notice for the Service (or, if two or more Services are designated as "bundled" in any Customer Order, seventy two (72) hours after delivery of the Connection Notice for all Services in the bundle); or

(C)   the date Customer begins using the Service.

1.26 SERVICE TERM: The duration of time (measured starting on the Service Commencement Date) for which Service is ordered, as specified in the Customer Order. The Service Term shall continue on a month-to-month basis after expiration of the stated Service Term, until terminated by either Level 3 or Customer upon thirty (30) days' written notice to the other.

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1.27  UNPROTECTED: (3)Link(SM) Private Line Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure.

SECTION 2. DELIVERY OF SERVICE

2.1 SUBMISSION OF CUSTOMER ORDER FORMS. To order any Service, Customer may submit a Customer Order requesting Service. Unless otherwise agreed, Customer is not obligated to submit Customer Orders. The Customer Order form and its backup detail must include a description of the Service, the nonrecurring charges and monthly recurring charges for Service and any applicable Service Term and/or Revenue Commitment.

2.2 ACCEPTANCE BY LEVEL 3. Upon receipt of a Customer Order, if Level 3 determines (in its sole discretion) to accept the Customer Order, Level 3 will deliver a Customer Welcome Letter for the requested Service (or some portion of the Services). Level 3 will become obligated to deliver ordered Service only if Level 3 has delivered a Customer Welcome Letter respecting the Service.

2.3 CREDIT APPROVAL AND DEPOSITS. Customer will provide Level 3 with credit information as requested, and delivery of Service is subject to credit approval. Level 3 may require Customer to make a deposit (which will not exceed Customer's estimated charges for two months' Service) as a condition to Level 3's acceptance of any Customer Order, or as a condition to Level 3's continuation of Service. The deposit will be held by Level 3 as security for payment of Customer's charges. When Service to Customer is terminated, the amount of the deposit will be credited to Customer's account and any remaining credit balance will be refunded.

2.4 CUSTOMER PREMISES. Customer shall allow Level 3 access to the Customer Premises to the extent reasonably determined by Level 3 for the installation, inspection and scheduled or emergency maintenance of Facilities relating to the Service. Level 3 shall notify Customer two (2) business days in advance of any regularly scheduled maintenance that will require access to the Customer Premises. Customer will be responsible for providing and maintaining, at its own expense, the level of power, heating and air conditioning necessary to maintain the proper environment for the Facilities on the Customer Premises. In the event Customer fails to do so, Customer shall reimburse Level 3 for the actual and reasonable cost of repairing or replacing any Facilities damaged or destroyed as a result of Customer's failure. Customer will provide a safe place to work and comply with all laws and regulations regarding the working conditions on the Customer Premises.

2.5 LEVEL 3 FACILITIES. Except as otherwise agreed, title to all Facilities shall remain with Level 3. Level 3 will provide and maintain the Facilities in good working order. Customer shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any Facilities, without the prior written consent of Level 3. The Facilities shall not be used for any purpose other than that for which Level 3 provides them. Customer shall not take any action that causes the imposition of any lien or encumbrance on the Facilities. In no event will Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of the Facilities by Customer or third parties provided access to the Facilities by Customer in violation of these Terms, and Customer shall reimburse Level 3 for any damages incurred as a result thereof. Customer agrees (which agreement shall survive the expiration, termination or cancellation of any Customer Order) to allow Level 3 to remove the Facilities from the Customer Premises:

(A) after termination, expiration or cancellation of the Service Term in connection with which the Facilities were used; or

(B) for repair, replacement or otherwise as Level 3 may determine is necessary or desirable, but Level 3 will use reasonable efforts to minimise disruptions to the Service caused thereby.

2.6 CUSTOMER-PROVIDED EQUIPMENT. Level 3 may install certain Customer-provided communications equipment upon installation of Service, but Level 3 shall not be responsible for the operation or maintenance of any Customer-provided communication equipment. Level 3 undertakes no obligations and accepts no liability for the configuration, management, performance or any other issue relating to Customer's routers or other Customer-provided equipment used for access to or the exchange of traffic in connection with the Service.

SECTION 3. BILLING AND PAYMENT

3.1 COMMENCEMENT OF BILLING. Upon installation and testing of the Service ordered in any Customer Order, Level 3 will deliver to Customer a Connection Notice. Upon receipt of the Connection Notice, Customer shall have a period of seventy two (72) hours to confirm that the Service has been installed and is properly functioning. Unless Customer delivers written notice to Level 3 within such seventy two (72) hour period that the Service is not installed in accordance with the Customer Order and functioning properly, billing shall commence on the applicable Service Commencement Date, regardless of whether Customer has procured services from other carriers needed to operate the Service, and regardless of whether Customer is otherwise prepared to accept delivery of ordered Service.

3.2 CHARGES. The Customer Order will set forth the applicable non-recurring charges and recurring charges for the Service. In the event such Service requires Level 3 to install additional infrastructure, cabling, electronics or other materials in the provision of the Service, such Customer Order may include (as specified therein) non-recurring charges that are payable by Customer immediately upon Level 3's acceptance of such Customer Order. In the event Customer fails to pay such non recurring charges within two (2) business days following Level 3's delivery to Customer of the Customer Welcome Letter, (i) such failure to pay shall constitute an Excused Outage for purposes of installation of the Service; (ii) Level 3 may issue a revised Customer Commit Date; and (iii) Level 3 may suspend installation of the Service until receipt of such non-recurring charges. If Customer requests and Level 3 approves (in its sole discretion) any changes to the Customer Order or Service after acceptance by Level 3, including, without limitation, the Service installation date or Service Commencement Date, additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order may apply.

3.3 PAYMENT OF INVOICES. Invoices are delivered monthly. Level 3 bills in advance for Service to be provided during the upcoming month, except for charges which are dependent

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upon usage of Service, which are billed in arrears. Billing for partial months are prorated based on a calendar month. All invoices are due thirty (30) days after the date of invoice. Past due amounts bear interest at a rate of 1.5% per month (or the highest rate allowed by law, whichever is less) beginning from the date first due until paid in full. For Level 3 (3)Voice(SM) Service which terminates on the PSTN (Public Switched Telephone Network) only (see Sections 12 and 13), Customer will be provided, in addition to its invoice, a summary report describing the total amount due from Customer to Level 3 and the total cost of Customer's recurring fees, non-recurring fees and total usage charges. Usage detail will be provided via FTP format on a daily basis. Customer will also be provided monthly telemanagement reports as follows: a Terminating LATA Summary Report; a Terminating LEG Report; and a Terminating County Summary Report.

3.4 TAXES AND FEES. All charges for Service are net of applicable taxes. Except for taxes based on Level 3's net income, Customer will be responsible for all applicable taxes that arise in any jurisdiction, including, without limitation, value added, consumption, sales, use, gross receipts, excise, access, bypass, franchise or other taxes, fees, duties, charges or surcharges, however designated, imposed on, incident to, or based upon the provision, sale or use of the Service.

3.5 REGULATORY AND LEGAL CHANGES. In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms of delivery of Service, Level 3 and Customer will negotiate regarding the rates to be charged to Customer to reflect such increase in cost and, in the event that the parties are unable to reach agreement respecting new rates within thirty (30) days after Level 3's delivery of written notice requesting renegotiation, then (a) Level 3 may pass such increased costs through to Customer, and (b) Customer may terminate the affected Customer Order without termination liability by delivering written notice of termination no later than thirty (30) days after the effective date of the rate increase.

3.6 DISPUTED INVOICES. If Customer reasonably disputes any portion of a Level 3 invoice, Customer must pay the undisputed portion of the invoice and submit a written claim for the disputed amount. All claims must be submitted to Level 3 within sixty (60) days of receipt of the invoice for those Services. Customer waives the right to dispute any charges not disputed within such sixty (60) day period. In the event that the dispute is resolved against Customer, Customer shall pay such amounts plus interest at the rate referenced in Section 3.3.

3.7 REVENUE COMMITMENT. In the event that Customer makes a Revenue Commitment in any Customer Order, then Customer will be billed for and be responsible to pay the greater of (a) the recurring charges for Service ordered and delivered, or (b) the amount of the Revenue Commitment.

3.8 TERMINATION CHARGES. (A) Customer may cancel a Customer Order following Level 3's acceptance of the same and prior to the Customer Commit Date, upon prior written notice to Level 3. In the event that Customer does so, or in the event that the delivery of such Service is terminated by Level 3 prior to delivery of a Connection Notice due to a failure of Customer to comply with these Terms, Customer shall pay Level 3 a cancellation charge equal to the sum of (i) in the case of Colocation Space, the costs incurred by Level 3 in returning the Colocation Space to a condition suitable for use by third parties, plus (ii) the greater of:

      (a) any third party cancellation/termination charges and other Level 3 out of pocket expenses related to the installation and/or cancellation of Service, or

      (b) as the case may be:

      (i) one (1) month's monthly recurring charges for the cancelled Service if written notice of cancellation is received by Level 3 more than five (5) business days prior to the Customer Commit Date; or

      (ii) three (3) month's monthly recurring charges for the cancelled Service if written notice of cancellation is received by Level 3 five (5) business days or less prior to the Customer Commit Date.

Customer's right to cancel any particular Service under this Section 3.8(B) shall automatically expire and shall no longer apply upon Level 3's delivery to Customer of a Connection Notice for such Service.

(B) In addition to Customer right of cancellation under Section 3.8(A) above, Customer may terminate Service prior to the end of the Service Term upon thirty
(30) days' prior written notice to Level 3, subject to the following termination charges. In the event that, after either the Customer Commit Date or Customer's receipt of the Connection Notice for a particular Service (whichever occurs first) and prior to the end of the Service Term, Customer terminates Service or in the event that the delivery of Service is terminated due to a failure of Customer to comply with these Terms, Customer shall pay Level 3 a termination charge equal to the sum of (i) in the case of Colocation Space, the costs incurred by Level 3 in returning the Colocation Space to a condition suitable for use by third parties, plus (ii) the greater of

      (a) any third party cancellation/termination charges and other Level 3 out of pocket expenses related to the installation and/or termination of Service; or

      (b) the percentage of the monthly recurring charges for the terminated Service calculated from the effective date of termination as (1) 100% of the monthly recurring charges that would have been incurred for the Service for months 1-12 of the Service Term, plus (2) 50% of the monthly recurring charges that would have been incurred for the Service for months 13 through the end of the Service Term.

3.9 FRAUDULENT USE OF SERVICES. Customer is responsible for all charges attributable to Customer incurred respecting Service, even if incurred as the result of fraudulent or unauthorized use of Service.

3.10 SERVICE TERM. Except as otherwise set forth herein, Level 3 shall deliver the Service for the entire duration of the Service Term, and Customer shall pay all charges for delivery thereof through the end of the Service Term.

SECTION 4. DISCONTINUANCE OF CUSTOMER ORDERS

4.1 DISCONTINUANCE OF CUSTOMER ORDER BY LEVEL 3. Level 3 may terminate any Customer Order and discontinue Service without liability:

(A) if Customer fails to pay a past due balance for Service (other than amounts reasonably disputed under Section 3.6) (i) within three (3) business days after written notice from Level 3

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respecting charges invoiced in arrears, or (ii) within seven (7) business days after written notice from Level 3 respecting charges invoiced in advance;

(B) if Customer violates any law, rule, regulation or policy of any government authority related to Service; if Customer makes a material misrepresentation to Level 3 in connection with the ordering or delivery of Service; if Customer's Service is delivered by Level 3 within a third party colocation facility and Level 3's rights to provide Service therein is terminated; if Customer engages in any fraudulent use of Service; or if a court or other government authority prohibits Level 3 from furnishing Service;

(C) if Customer fails to cure its breach (other than as addressed in sub-Sections (A), (B), (D) or (E) of this Section 4.1) of any of these Terms or any Customer Order within thirty (30) days after written notice thereof provided by Level 3;

(D) if Customer files bankruptcy, for reorganization, or fails to discharge an involuntary petition therefore within sixty (60) days; or

(E) if Customer's use of Service materially exceeds Customer's credit limit, unless within one (1) day's written notice thereof by Level 3, Customer provides adequate security for payment for Service.

4.2 EFFECT OF DISCONTINUANCE. Upon Level 3's discontinuance of Service to Customer, Level 3 may, in addition to all other remedies that may be available to Level 3 at law or in equity, assess and collect from Customer any applicable termination charge.

4.3   DISCONTINUANCE OF CUSTOMER ORDER BY CUSTOMER.

(A) If Level 3's installation of Service is delayed for more than thirty (30) business days beyond the Customer Commit Date for reasons other than an Excused Outage, Customer may terminate and discontinue the affected Service upon written notice to Level 3 and without payment of any applicable termination charge; provided such written notice is delivered prior to Level 3 delivering to Customer the Connection Notice for the affected Service. This Section 4.3(A) shall not apply to any Off-Net Local Loop Service, including, without limitation, (3)Link(SM) Metropolitan Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer.

(B) Customer may terminate and discontinue affected Service (excluding Unprotected (3)Link(SM) Private Line Service) prior to the end of the Service Term without payment of any applicable termination charge if: (i) such Service is Unavailable (as defined below) on two or more separate occasions of more than eight (8) hours each in any thirty (30) day period, and (ii) following written notice thereof from Customer to Level 3, the same Service is Unavailable for more than twelve (12) hours at any time within the twelve (12) month period immediately following said notice. For purposes of the foregoing, "Unavailable" shall mean a total interruption in Service, except for any interruption which is an Excused Outage. The duration of any interruption will commence when Customer reports an outage to the Level 3 Customer Service and Support Organization (1-877-4LEVEL3) and will end when the Service is operative. Customer may only terminate Service which is Unavailable, and must exercise its right to terminate any affected Service under this Section, in writing, within thirty (30) days after the event giving rise to a right of termination hereunder. This Section 4.3(B) shall not apply to Unprotected (3)Link(SM) Private Line Service.

(C) In the event Customer elects to cancel the affected Service pursuant to this Section 4.3, Customer shall have no right to, and Level 3 shall have no obligation to pay, any Service Level credit(s) pursuant to Section 15 for the discontinued Service.

SECTION 5. LIABILITIES

5.1 SERVICE INTERRUPTIONS AND DELIVERY. Level 3 provides specific remedies regarding installation and performance of Service as set forth in Section 15 below ("Service Levels "). In the event of a failure to deliver Service in accordance with the Service Levels, Customer's sole remedies are contained in
(a) the Service Levels applicable (if any) to the affected Service, and (b)
Section 4.3.

5.2 NO SPECIAL DAMAGES. Notwithstanding any other provision hereof, neither party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits, lost revenues or the cost of purchasing replacement services) arising out of the performance or failure to perform under any Customer Order.

5.3 DISCLAIMER OF WARRANTIES. LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH IN ANY APPLICABLE SERVICE LEVELS.

SECTION 6. PUBLICITY

6.1 PUBLICITY. Neither party shall have the right to use the other party's or its affiliates' trademarks, service marks or trade names or to otherwise refer to the other party in any marketing, promotional or advertising materials or activities. Neither party shall issue any publication or press release relating to any contractual relationship between Level 3 and Customer, except as may be required by law or agreed between the parties.

6.2 DISCLOSURE OF CUSTOMER INFORMATION. Level 3 reserves the right to provide any customer or potential customer bound by a nondisclosure agreement access to a list of Level 3's customers and a description of Service purchased by such customers. Customer consents to such disclosure, including the listing of Customer's name and Service purchased by Customer (financial terms relating to the purchase shall not be disclosed).

SECTION 7. GENERAL TERMS

7.1 FORCE MAJEURE. Neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such party's reasonable control. In the event Level 3 is unable to deliver Service as a result of force majeure, Customer shall not be obligated to pay Level 3 for the affected Service for so long as Level 3 is unable to deliver; provided, however, that the Service Term of such Service shall be extended for the period of time that Customer was not required to pay for the affected Service.

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7.2   ASSIGNMENT AND RESALE. Customer may not assign its rights and obligations under a Customer Order without the express prior written consent of Level 3, which will not be unreasonably withheld. These Terms shall apply to any permitted transferees or assignees. Customer shall remain liable for the payment of all charges due under each Customer Order. Customer may resell the Service to third party "end users", provided that Customer agrees to indemnify, defend and hold Level 3 harmless from claims made against Level 3 by such end users.

7.3 NOTICES. Notices hereunder shall be deemed properly given when delivered, if delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, (a) with respect to Customer, the address listed on any Customer Order, or (b) with respect to Level 3, to: Customer Financial Services - Contract Administration, Level 3 Communications, LLC, 1025 Eldorado Boulevard, Broomfield CO 80021, e-mail: contractadimin@level3.com. Customer shall notify Level 3 of any changes to its addresses listed on any Customer Order.

7.4 INDEMNIFICATION. Each party shall indemnify the other from any claims by third parties and expenses (including legal fees and court costs) respecting damage to tangible property, personal injury or death caused by such party's negligence or willful misconduct

7.5 APPLICATION OF TARIFFS. Level 3 may elect or be required to file with the appropriate regulatory agency tariffs respecting the delivery of certain Service. In the event that such tariffs are filed respecting Service ordered by Customer, then (to the extent such provisions are not inconsistent with the terms of a Customer Order) the terms set forth in the applicable tariff shall govern Level 3's delivery of, and Customer's consumption or use of, such Service.

7.6 CONTENTS OF COMMUNICATIONS. Level 3 shall have no liability or responsibility for the content of any communications transmitted via the Service, and Customer shall defend, indemnify and hold Level 3 harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content or for claims by third parties relating to Customer's use of Service. Level 3 provides only access to the Internet; Level 3 does not operate or control the information, services, opinions or other content of the Internet. Customer agrees that it shall make no claim whatsoever against Level 3 relating to the content of the Internet or respecting any information, product, service or software ordered through or provided by virtue of the Internet.

7.7 ENTIRE UNDERSTANDING These Terms, including any Customer Orders executed hereunder, constitute the entire understanding of the parties related to Service. In the event of any conflict between these Terms and the terms and conditions of any Customer Order, these Terms shall control. These Terms shall be governed and construed in accordance with the laws of the state of Colorado.

7.8 NO WAIVER. No failure by either party to enforce any rights hereunder shall constitute a waiver of such right(s).

7.9 ACCEPTABLE USE POLICY. Customer's use of Service shall at all times comply with Level 3's then-current Acceptable Use Policy and Privacy Policy, as amended by Level 3 from time to time and which are available through Level 3's web site at www.level3.com. Level 3 will notify Customer of complaints received by Level 3 regarding each incident of alleged violation of Level 3's Acceptable Use Policy by Customer or third parties that have gained access to the Service through Customer. Customer agrees that it will promptly investigate all such complaints and take all necessary actions to remedy any actual violations of Level 3's Acceptable Use Policy. Level 3 may identify to the complainant that Customer, or a third party that gained access to the Service through Customer, is investigating the complaint and may provide the complainant with the necessary information to contact Customer directly to resolve the complaint. Customer shall identify a representative for the purposes of receiving such communications. Level 3 reserves the right to install and use, or to have Customer install and use, any appropriate devices to prevent violations of its Acceptable Use Policy, including devices designed to filter or terminate access to Service.

SECTION 8. (3)LINK(SM) PRIVATE LINE SERVICE

8.1   APPLICABILITY. This Section is applicable only where Customer orders
(3)Link(SM) Private Line Service.

8.2   SERVICES FROM OTHERS. Where necessary for the interconnection of
(3)Link(SM) Private Line Service with services provided by others, Customer will provide Level 3 with circuit facility assignment information, firm order commitment information and the design layout records necessary to enable Level 3 to make the necessary cross-connection between the (3)Link(SM) Private Line Service and Customer's designated carrier. Any delay by Customer in providing such information to Level 3 may delay Level 3's provision of the necessary cross-connection. Notwithstanding any such delay in the provision of the cross-connection, billing for the (3)Link(SM) Private Line Service shall commence on the Service Commencement Date as provided in Section 3.1. Level 3 may charge Customer non-recurring and monthly recurring cross- connect fees to make such connection.

8.3 CONNECTION TO CUSTOMER PREMISES. Where (3)Link(SM) Private Line Service is being terminated Off-Net at the Customer Premises, the charges set forth in the Customer Order for such Service assumes that such Service will be terminated at a pre-established demarcation point or minimum point of entry (MPOE) in the building within which the Customer Premises is located, as determined by the local access provider. Level 3 may charge Customer additional non-recurring charges and/or monthly recurring charges not otherwise set forth in the Customer Order for such Off-Net Service where the local access provider determines that it is necessary to extend the demarcation point or MPOE through the provision of additional infrastructure, cabling, electronics or other materials necessary to reach the Customer Premises. Level 3 will notify Customer of any additional non-recurring charges and/or monthly recurring charges as soon as practicable after Level 3 is notified by the local access provider of the amount of such charges.

SECTION 9. (3) CENTER(SM) COLOCATION

9.1 APPLICABILITY. This Section is applicable only where Customer orders Colocation Space.

9.2 GRANT OF LICENSE. Customer is granted the right to occupy the Colocation Space identified in a Customer Order during the Service Term, except as otherwise provided in these Terms. Customer may submit multiple Customer Orders requesting use of Colocation Space in multiple Level 3 Gateways, each of which shall be governed by the terms hereof. Level 3 retains

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the right to access any Colocation Space for any legitimate business purpose at any time.

9.3 USE OF COLOCATION SPACE. Customer shall be permitted to use the Colocation Space only for placement and maintenance of communications equipment. Customer may access the Colocation Space (and the Gateway and Colocation Area for the sole purpose of accessing the Colocation Space) twenty four (24) hours per day, seven (7) days per week; subject to any and all rules, regulations and access requirements imposed by Level 3 governing such access. Customer hereby agrees, within six (6) months of the Service Commencement Date for Colocation Space, to use the Colocation Space for placement and maintenance of communications or internet access equipment. Level 3 may, upon forty five (45) days' written notice, reclaim any portion of Colocation Space not being used within such six
(6) month period. Customer shall surrender such recaptured Colocation Space and the monthly recurring charges shall be appropriately reduced. No refunds shall be made to Customer regarding recaptured Colocation Space.

9.4 LEVEL 3 MAINTENANCE. Level 3 shall perform janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the Colocation Area in which the Colocation Space is located in a condition which is suitable for the placement of communications equipment. Level 3 shall maintain the Colocation Area in which the Colocation Space is located (but shall not be obligated to maintain the Colocation Space itself) with a relative humidity in the range of 47.5 to 52.5% and a maximum temperature of 78 degrees. Customer shall maintain the Colocation Space in an orderly and safe condition, and shall return the Colocation Space to Level 3 at the conclusion of the Service Term set forth in the Customer Order in the same condition (reasonable wear and tear excepted) as when such Colocation Space was delivered to Customer. EXCEPT AS EXPRESSLY STATED HEREIN OR IN ANY CUSTOMER ORDER, THE COLOCATION SPACE SHALL BE DELIVERED AND ACCEPTED "AS IS" BY CUSTOMER, AND NO REPRESENTATION HAS BEEN MADE BY LEVEL 3 AS TO THE FITNESS OF THE SPACE FOR CUSTOMER'S INTENDED PURPOSE.

9.5 RELEASE OF LANDLORD. If and to the extent that Level 3's underlying leases so require (but only if they so require) Customer hereby agrees to release the landlord (and its agents, subcontractors and employees) from all liability relating to Customer's access to the Gateway and the Colocation Area and Customer's use and/or occupancy of the Colocation Space.

9.6 SECURITY. Level 3 will provide and maintain in working condition card reader(s), scanner(s) and/or other access device(s) as selected by Level 3 for access to the Colocation Area of a Gateway. Customer shall under no circumstances "prop open" any door to, or otherwise bypass the security measures Level 3 has imposed for access to, the Colocation Area. Level 3 will provide a locking device on Customer's Colocation Space, which Customer shall be solely responsible for locking and/or activating such device. In the event that unauthorized parties gain access to the Gateway, Colocation Area and/or the Colocation Space through access cards, keys or other access devices provided to Customer, Customer shall be responsible for any damages caused by such parties. Customer shall be responsible for the cost of replacing any security devices lost or stolen after delivery thereof to Customer. In the event Customer has reason to believe that an unauthorized party has gained access to the Colocation Space, Level 3 will, at Customer's request, make video surveillance records of the Colocation Area reasonably available to Customer for viewing by Customer in the presence of a Level 3 employee. In addition, Level 3 will provide Customer with a copy of the access logs for the Colocation Area and/or the Gateway, as applicable, upon Customer's prior written request.

9.7 PROHIBITED ACTIVITIES. Customer shall abide by any posted or otherwise communicated rules relating to use of, access to, or security measures respecting the Gateway, Colocation Area and/or the Colocation Space. Customer's rights of access and use will be immediately terminated in the event Customer or any of its agents or employees are in Level 3's Gateway with any firearms, illegal drugs, alcohol or are engaging in any criminal activity, eavesdropping or foreign intelligence. Persons found engaging in any such activity or in possession of the aforementioned prohibited items will be immediately escorted from the Gateway.

9.8 TERMINATION OF USE. Level 3 shall have the right to terminate Customer's use of the Colocation Space or the Service delivered therein in the event that:
(a) Level 3's rights to use the Gateway terminates or expires for any reason;
(b) Customer is in default hereof; (c) Customer makes any material alterations to the Colocation Space without first obtaining the written consent of Level 3; or (d) Customer allows personnel or contractors to enter the Gateway, Colocation Area and/or the Colocation Space who have not been approved by Level 3 in advance. With respect to items (b), (c) and (d), unless (in Level 3's opinion) Customer's actions interfere or have the potential to interfere with other Level 3 customers, Level 3 shall provide Customer a written notice and a ten (10) day opportunity to cure before terminating Customer's rights to the Colocation Space.

9.9 REMOVAL OF EQUIPMENT. Within two (2) days following the expiration or termination of the Service Term for any Colocation Space, Customer shall remove all Customer equipment from the Colocation Space. In the event Customer fails to remove the equipment within such two (2) day period, Level 3 may disconnect, remove and dispose of Customer's equipment without prior notice. Customer shall be responsible for any costs and expenses incurred by Level 3 resulting from Level 3's disconnection, removal, disposal and storage of Customer's equipment, for which Customer agrees to pay such costs and expenses and all other charges due and owing by Customer to Level 3 under these Terms prior to Level 3 returning any Customer equipment still in Level 3's possession. Level 3 shall not be liable for any loss or damage incurred by Customer arising out of Level 3's disconnection, removal, storage or disposal of Customer's equipment.

9.10 SUBLICENSES. Customer may sublicense the use of Colocation Space under the following conditions: (a) all proposed sublicensees must be approved, in writing, by Level 3 in Level 3's sole discretion; (b) Customer hereby guarantees that all such parties shall abide by the Terms; (c) Customer shall indemnify, defend and hold Level 3 harmless from all claims brought against Level 3 arising from any act or omission of any sublicensee or its agents; and (d) any such party shall be considered Customer's agent and all of its acts and omissions shall be attributable to Customer for the purposes of these Terms. In the event Customer sublicenses use of the Colocation Space without Level 3's prior written approval, Level 3 may upon ten (10) days' written notice reclaim the sublicensed portion of the Colocation Space.

Customer shall surrender such recaptured Colocation Space and shall be subject to termination charges associated with the recaptured Colocation Space as provided in Section 3.8. No refunds shall be made to Customer regarding recaptured Colocation Space.

9.11  CHANGES.

(A) Level 3 reserves the right to change (at Level 3's cost) the location or configuration of the Colocation Space licensed to Customer within the Level 3 Gateway; provided that Level 3 shall not arbitrarily require such changes. Level 3 and Customer shall work in good faith to minimize any disruption in Customer's services that may be caused by such changes in location or configuration of the Colocation Space.

(B) Notwithstanding anything in Section 3.1 to the contrary and unless otherwise agreed in writing by the parties, in the event any Customer Order for Colocation Space is altered (including, without limitation, any changes in the configuration or build-out of the Colocation Space) at Customer's request after submission and acceptance by Level 3 that results in a delay of Level 3's delivery of such Colocation Space to Customer, billing for such Colocation Space shall commence no later than the original Customer Commit Date.

9.12 INSURANCE. Prior to storage of equipment or occupancy by Customer and during the Service Term, Customer shall procure and maintain the following minimum insurance coverage: (a) Workers' Compensation in compliance with all applicable statutes of appropriate jurisdiction (including Employer's Liability with limits of $500,000 each accident); (b) Commercial General Liability with combined single limits of $1,000,000 each occurrence; and (c) "All Risk" Property insurance covering all of Customer's personal property located in the Gateway. Customer's Commercial General Liability policy shall be endorsed to show Level 3 (and any underlying property owner, as requested by Level 3) as an additional insured. All policies shall provide that Customer's insurers waive all rights of subrogation against Level 3. Customer shall furnish Level 3 with certificates of insurance demonstrating that Customer has obtained the required insurance coverages prior to use of the Colocation Space or the storage of equipment in the Gateway. Such certificates shall contain a statement that the insurance coverage shall not be materially changed or cancelled without at least thirty (30) days' prior written notice to Level 3. Customer shall require any contractor entering the Gateway on its behalf to procure and maintain the same types, amounts and coverage extensions as required of Customer above.

9.13 REMOTE HANDS. Customer may order and pay for Level 3 to perform certain limited maintenance services ("Remote Hands") on Customer's equipment within the Colocation Space, which shall be performed in accordance with Customer's directions. "Remote Hands" maintenance services includes power cycling equipment. Level 3 shall in no event be responsible for the repair, configuration or tuning of equipment, or for installation of Customer's equipment (although Level 3 will provide reasonable assistance to Customer in such installation at Customer's request).

9.14  SERVICE PREMIUM.

(A) For purposes of this Section, the following terms have the meanings set forth below:

      "Eligible Colocation Space" shall mean Colocation Space ordered by Customer hereunder which is accepted by Level 3 on or after July 17, 2000.

      "Qualified Service" shall mean (3)Link(SM) Wavelength Service, (3)Link(SM) Private Line Services - North America, (3) CrossRoads(SM) Service,
      (3)Connect(SM) Modem Service and (3)Voice(SM) Service (Termination and Exchange). Additionally, "Qualified Service" shall mean fifty percent (50%) of charges attributable to (3)Link(SM) Private Line Service - Transatlantic and/or Transpacific. "Qualified Service" does NOT include local access, (3)Link(SM) Metropolitan Private Line Service, cross connects, or any colocation service such as remote hands, managed install, power or between cabinet cabling.

      "Qualified Service MRC" shall be the total monthly recurring and/or usage charges for all Qualified Service purchased by Customer in the applicable month divided by the number of gross square feet of Eligible Colocation Space occupied by Customer during such month (for purposes of this Section, each cabinet used by Customer of shall be deemed to occupy 20 square feet of Colocation Space).

(B) The monthly recurring charges for Eligible Colocation Space set forth in each Customer Order shall be applicable for the first six (6) full calendar months following the Service Commencement Date. Thereafter, in addition to the monthly recurring charges for Colocation Space, if the Qualified Service MRC is less than $100, then Customer shall pay a "Service Premium" (on a per square foot basis) calculated by subtracting Customer's actual Qualified Services MRC from $100 (so that, as an example, if Customer's Qualified Service MRC is $55, and the total Eligible Colocation Space is 200 square feet (or 10 cabinets), then the total Service Premium would be $9,000 ($45 Service Premium (per square foot) x 200 = $9,000)). The Service Premium is billed as an addition to, and not as a replacement for, the base monthly recurring charge set forth in the Customer Order for Eligible Colocation Space.

(C) The base monthly recurring charge (as set forth in the Customer Order) shall be billed in advance. Any Service Premium due hereunder shall be invoiced or reflected in arrears (so that any applicable Service Premium due in the seventh month following the Service Commencement Date would appear on the invoice delivered in the eighth month following the Service Commencement Date).

9.15 STORAGE OF CUSTOMER EQUIPMENT. Level 3 may, at its option, agree to store equipment which Customer intends to colocate in Customer's Colocation Space for not more than forty-five (45) days prior to the scheduled Colocation Service Commencement Date. Storage of such equipment is purely incidental to the Services ordered by Customer and Level 3 will not charge Customer a fee for the same. No document delivered as part of such storage shall be deemed a warehouse receipt. Absent Level 3's gross negligence or intentional misconduct, Level 3 shall have no liability to Customer or any third party arising from such storage. In the event Customer stores equipment for longer than forty-five (45) days, Level 3 may, but shall not be obligated to, return Customer's equipment to Customer without liability, at Customer's sole cost and expense.

9.16 PROMOTIONAL SIGNAGE. Customer may display a single promotional sign with Customer's name and/or logo on the outside of any Customer private suite Colocation Space; provided such signage does not exceed 8 inches by 11 inches.

All other promotional signage is prohibited.

9.17 POWER. In the event the power utility increases the price paid by Level 3 for power provided to any Colocation Space, Level 3 may pass-through to Customer such price increase upon prior written notice to Customer.

SECTION 10. (3)CONNECT(SM) MODEM SERVICE

10.1  APPLICABILITY. This Section is applicable only where Customer orders
(3)Connect(SM) Modem Service (either "Dedicated Service," "Dedicated Service with QuickStart," or "Transit Service").

10.2 TYPES OF SERVICE. In the event Customer orders "Dedicated Service," end user traffic will be routed through and aggregated in Level 3's facility, sent to the Customer Premises via a dedicated circuit, and then routed to its final destination by Customer. In the event that Customer orders "Transit Services," end user traffic will be routed to Level 3's facility and then routed to its final destination by Level 3 via the Internet. Dedicated Service with "QuickStart" will initially be provisioned to Customer in the same fashion as Transit Services, until such time as Level 3 has provisioned the dedicated circuit to send end user traffic from Level 3's facility to the Customer Premises. QuickStart will then be migrated to standard Dedicated Service. For Dedicated Service, the (3)Connect(SM) Private Line Service necessary to support Dedicated Service will be ordered, installed and managed by Level 3. Level 3 cannot and does not guarantee the availability of any port ordered for installation greater than ninety (90) days from the date of submission of the Customer Order. Any telephone numbers used in providing the (3)Connect(SM) Modem Services shall be released to Customer upon expiration or termination hereof to the extent that it is technically feasible for Level 3 to port packet switched telephone numbers and then only if Customer is in compliance with the Terms.

SECTION 11. (3)CROSSROADS(SM) SERVICE

11.1  APPLICABILITY. This Section is applicable only where Customer orders
(3)CrossRoads(SM) Service (which may include Service designated in a Customer Order as "Internet Access Service").

11.2 CHARGES. Customer may elect to be billed based on a fixed rate, "Destination Sensitive Billing", or a Committed Data Rate. The manner of billing selected will be set forth in each Customer Order.

(A) Fixed rate charges for (3)CrossRoads(SM) Services consist of two (2) components: (a) a fixed installation charge (nonrecurring) per connection; and
(b) a fixed monthly recurring port charge.

(B) Destination Sensitive Billing charges for (3)CrossRoads(SM) Services consist of three (3) components: (a) a fixed installation charge (nonrecurring) per connection; (b) a fixed monthly recurring port charge; and (c) monthly recurring charges based on usage. Customer's usage of (3)CrossRoads(SM) Service (both Send Traffic and Receive Traffic) will be measured and recorded by Level 3 every five minutes. At the end of the month, the top five percent (5%) of the Send Traffic and Receive Traffic samples will be discarded. If the ninety-fifth
(95th) percentile Receive Traffic sample shows (3)CrossRoads(SM) usage greater than the usage shown in the ninety-fifth (95th) percentile Send Traffic sample, then Customer will be billed for the amount of (3)CrossRoads(SM) usage shown in the ninety-fifth (95th) percentile sample for the Receive Traffic. If the ninety-fifth (95th) percentile sample for the Send Traffic shows
(3)CrossRoads(SM) usage greater than the usage shown in the ninety-fifth (95th) percentile Receive Traffic sample, then the total Send Traffic will be categorized as Off-Net Send Traffic, On-Net Send Traffic and On-Net Intracity Send Traffic, and Customer will be billed for the usage shown in the ninety-fifth (95th) percentile sample for each category.

(C) Committed Data Rate charges for (3)CrossRoads(SM) consist of three (3) components: (a) a fixed installation charge (nonrecurring) per connection; (b) a fixed monthly recurring port charge based on the Committed Data Rate; and (c) monthly recurring charges based on usage to the extent usage exceeds the Committed Data Rate. Customer's usage of (3)CrossRoads(SM) Service (both Send Traffic and Receive Traffic) will be sampled every five (5) minutes for the previous five (5) minute period. At the end of the month, the top five percent (5%) of Send Traffic and Receive Traffic samples shall be discarded. The highest of the resulting ninety-fifth (95th) percentile for Send Traffic and Receive Traffic will be compared to the Committed Data Rate. If the ninety-fifth (95th) percentile of either Send Traffic or Receive Traffic is higher than the Committed Data Rate, Customer will, in addition to being billed for the Committed Data Rate, be billed at this ninety-fifth (95th) percentile level for any usage in excess of the Committed Data Rate at the contracted-for price per Megabit.

SECTION 12. (3)VOICE(SM) TERMINATION SERVICE

12.1  APPLICABILITY. This Section is applicable only where Customer orders
(3)Voice(SM) Termination Service (which may include Service designated in a Customer Order as (3)Voice(SM) Service).

12.2 SERVICE DESCRIPTION. (3)Voice(SM) Termination Service provides Customer with a combined transport and termination rate for the purpose of delivering Customer voice traffic from the Customer Premises to the PSTN (Public Switched Telephone Network). (3)Voice(SM) Termination Service allows Customer to bring voice traffic to Level 3, selecting from a wide range of connectivity options, in a Level 3 supported format (North American SS7, and when Level 3 can support the same, North American II, 5ESS PRI). Traffic delivered by Customer in a format not supported by Level 3 will be blocked and will not be delivered by Level 3. Level 3 does not originate any traffic pursuant to (3)Voice(SM) Termination Services and will not accept calls seeking operator services or directory assistance. Other examples of types of calls that are origination in nature, and thus likewise not supported on the Level 3 network, include: 976, 911, 900, 800, and 700 calls

12.3  BILLING AND RATES.

(A) Customer will be billed at Level 3's then current (3)Voice(SM) Termination usage rates, billing increments and call minimums, and Level 3 reserves the right to change the same with prior notice to Customer.

(B) For Customer voice traffic in which Level 3 is unable to reasonably determine the origin of such traffic, Level 3 will bill Customer for such traffic at Level 3's interstate rates in proportion to the percentage of interstate use set forth in the Customer Order ("PIU"). Customer hereby certifies that the PIU is true and correct to the best of Customer's knowledge and has been determined in accordance with all applicable laws and regulations. Customer may modify the PIU from time to time upon thirty (30) days' prior written notice to Level 3. Upon Level 3's written request, Customer agrees to provide Level 3 with all reasonable information necessary to verify the accuracy of the PIU as compared to voice traffic delivered by Customer to Level 3. If Level 3 determines that the PIU is inaccurate, Level 3 reserves the right to bill Customer at the appropriate Level 3 rates based upon Level 3's determination of such traffic as interstate or intrastate. Customer agrees to indemnify, defend and hold Level 3 harmless for any claims by third parties (including local access charges for intrastate traffic) resulting from or arising out of Level 3's use of an inaccurate PIU.

(C) Customer further acknowledges receipt from Level 3 of Level 3's current call success rates (sometimes referred to as access seizure ratios or ASRs) respecting the Services and Customer agrees that: (i) it shall not open/initiate trouble tickets regarding Service meeting the ASR's; and (ii) that Level 3 may close any trouble tickets immediately which are opened by Customer in violation of (i) above.

(D) The (3)Voice(SM) Termination usage rates are net of any applicable origination charges by third party payphone providers. Customer will be responsible for (i) all such origination charges, and (ii) tracking any traffic associated with such origination charges in accordance with applicable law or regulation.

SECTION 13. (3)VOICE(SM) EXCHANGE IP SERVICE

13.1  APPLICABILITY. This Section is applicable only where Customer orders
(3)Voice(SM) Exchange IP Service.

13.2 SERVICE DESCRIPTION. (3)Voice(SM) Exchange IP Service provides Customer with the ability to transport voice traffic from the Customer Premises across the Level 3 network for termination either to other Level 3 Customer locations, to other Level 3 customers or to the PSTN (Public Switched Telephone Network). Customer can originate traffic in an IP format using the version 2.0 SIP protocol and, once available the version 2.0 H.323 protocol. Traffic delivered by Customer in a format not supported by Level 3 will be blocked and will not be delivered by Level 3. Level 3 does not originate any traffic pursuant to
(3)Voice(SM) Exchange IP Services and will not accept calls seeking operator services or directory assistance. Other examples of types of calls that are origination in nature, and thus likewise not supported on the Level 3 network, include: 976, 911, 900, 800, and 700 calls.

13.3 CHARGES. Charges for (3)Voice(SM) Exchange IP Services consist of two components: (a) a fixed installation charge (nonrecurring) per connection; and
(b) a monthly recurring charge based on usage (the "Transport Usage Charge"). An additional usage charge will apply if traffic is terminated on the PSTN (the "Termination Usage Charge"). Customer's Transport Usage Charge will be determined by Level 3 by measuring and recording Customer's IP bandwidth usage and Customer will be billed per minute of use. In addition, if Customer terminates traffic to the PSTN, then Customer will also be billed a Termination Usage Charge at Level 3's then current (3)Voice(SM) Exchange usage rates, billing increments and call minimums. Level 3 reserves the right to change these rates, increments and minimums with prior notice to Customer. Customer further acknowledges receipt from Level 3 of Level 3's current call success rates (sometimes referred to as access seizure ratios or ASRs) respecting the Services and Customer agrees that: (i) it shall not open/initiate trouble tickets regarding Service meeting the ASR's; and (ii) that Level 3 may close any trouble tickets immediately which are opened by Customer in violation of (i) above.

SECTION 14. (3)VOICE(SM) ORIGINATION SERVICE

14.1  APPLICABILITY. This Section is applicable only where Customer Orders
(3)Voice(SM) Origination Service.

14.2  SERVICE DESCRIPTION.

(A) (3)Voice(SM) Origination Service provides inbound PSTN to IP termination voice services. Customer will be provided direct inward dial (DID) number(s) and a specified number of DS-0 ports ("Ports") as set forth in the Customer Order. Customer (or its end users) may access the Service by dialing a Level 3 provided DID number, after which the voice traffic originated by Customer (or its end users) will be aggregated by Level 3 and will undergo a net protocol conversion by Level 3 to an IP format.

(B) If Customer orders "Basic On-Net" (3)Voice(SM) Origination Service, Customer must order, as a separate Service, the Level 3 (3)CrossRoads(SM) Service to transport the media portion of the Customer traffic to a Level 3 On-Net facility. If Customer orders "Basic Off-Net" (3)Voice(SM) Origination Service, the traffic will initially be delivered the same way as Basic On-Net Service, but Customer will obtain, at its own cost, an internet connection from a third party internet service provider that peers with Level 3 to transport the traffic from the Level 3 network to an Off-Net destination. Level 3 shall not be responsible for the service of any such third party providers. In all cases, the traffic will be delivered back to Customer in an IP format, after which the traffic shall be the sole responsibility of Customer.

(C) Unless otherwise agreed, the (3)Voice(SM) Origination Services shall only be ordered and delivered to Customer in the United States.

14.3 CHARGES. For use of (3)Voice(SM) Origination Service (and excluding the charges for any other Service Customer must purchase from Level 3 to use the same), Customer agrees to pay, on a monthly basis: (i) a port charge (the "Port Charge") for each Port ordered; and (ii) a DID charge for each DID number provided to Customer by Level 3. A non-recurring order processing charge and a port installation charge will also apply for each (3)Voice(SM) Origination Service ordered by Customer. All such charges will be stated in the Customer Order.

14.4 PORT COMMITMENT. Each Customer Order for (3)Voice(SM) Origination Service shall state a number of (3)Voice(SM) Origination Service Ports which Customer commits to buy from Level 3 for the duration of stated Service Term (the "Port Commitment"). The Port Commitment will commence upon the expiration of the Ramp Period (if any) stated in the Customer Order. In any month following an applicable Ramp Period in which Customer fails to meet its Port Commitment, Customer will be billed for and will pay Level 3 for the Ports actually used by Customer during the month, plus a shortfall fee equal to the difference between the Port Charges that would have been due had the Port Commitment been satisfied and Customer's actual Port Charges.

SECTION 15. SERVICE LEVELS

15.1 GENERAL. The Services are subject to the following Service Levels, as applicable to the particular Service as specified. In the event Level 3 does not achieve a particular Service Level in a particular month, Level 3 will issue a credit to Customer as set forth below upon Customer's request. To request a credit, Customer must contact Level 3 Customer Service within five (5) days of the end of the month for which a credit is requested. Level 3 Customer Service may be contacted by calling toll free in the U.S. 1-877-4LEVEL3 (1-877-453-8353). In no event shall the total amount of credits issued to Customer per month exceed the non-recurring charges ("NRC") and monthly recurring charges ("MRC") for the affected Service.

15.2 (3)LINK(SM) PRIVATE LINE SERVICE LEVELS. The following service levels are applicable where Customer orders (3)Link(SM) Private Line Service.

(A) Installation Service Level. (1) Level 3 will exercise commercially reasonable efforts to install any (3)Link(SM) Private Line Services on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders which contain incorrect information supplied by Customer, Customer Orders which are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the NRC and MRC for the affected Service as set forth in the following table:

Installation Delay Beyond
  Customer Commit Date                 Service Level Credit
-----------------------------------------------------------
1 - 5 business days                    Amount of NRC

6 - 20 business days                   Amount of NRC plus
                                       charges for one (1)
                                       day of the MRC for
                                       each day of delay

21 + business days                     Amount of NRC plus
                                       one (1) months' MRC

(2) The Installation Service Level and associated credits set forth in sub-Section (1) above shall not apply to Off-Net Local Loop Service, including, without limitation, (3)Link(SM) Metropolitan Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer. Level 3 will pass-though to Customer any installation service level and associated credit (if applicable) provided to Level 3 by the third party carrier for such Off-Net Local Loop Service.

(B)   Availability Service Level. (1) The Availability Service Level for
(3)Link(SM) Private Line Service delivered over Level 3's network is 99.99% for Protected Terrestrial (3)Link(SM) Private Line Service, 99.9% for Unprotected Terrestrial (3)Link(SM) Private Line Service and Protected Submarine (3)Link(SM) Private Line Service, and 97% for Unprotected Submarine (3)Link(SM) Private Line Service. For purposes of this Section 15.2(B), the term "Terrestrial" shall mean any (3)Link(SM) Private Line Service that generally transits Level 3's land-based network (with limited water crossings, including, without limitation, bay and channel crossings) and does not in any way transit Level 3's under-sea network in the Atlantic or Pacific Oceans, and "Submarine" shall mean any
(3)Link(SM) Private Line Service that transits any portion of Level 3's under-sea network in the Atlantic or Pacific Oceans. In the event that the
(3)Link(SM) Private Line Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Service based on the aggregate duration of all Service unavailability events in a given calendar month as set forth in the following tables.

For All Protected (3)Link(SM) Private Line Service (both Terrestrial and Submarine):

Duration of Service
  Unavailability                Service Level Credit
----------------------------------------------------
0 - 5 minutes                   No Credit
5:01 minutes - 45 minutes       5% of the MRC
45:01 minutes - 4 hours         10% of the MRC
4:01 - 8 hours                  20% of the MRC
8:01 - 12 hours                 30% of the MRC
12:01 - 16 hours                40% of the MRC
16:01 - 24 hours                50% of the MRC
24:01 + hours                   100% of the MRC

For All Unprotected Terrestrial (3)Link(SM) Private Line Service:

Duration of Service
  Unavailability            Service Level Credit
------------------------------------------------
0 - 45 minutes                   No Credit
45:01 minutes - 4 hours          5% of MRC
4:01 - 18 hours                  10% of MRC
18:01 - 24 hours                 15% of MRC
Over 24 hours                    20% of MRC

For all Unprotected Submarine (3)Link(SM) Private Line Service:

Duration of Service
  Unavailability           Service Level Credit
-----------------------------------------------
0 - 45 minutes                  No Credit
45:01 minutes - 4 hours         5% of MRC
4:01 - 24 hours                 10% of MRC
24:01 - 48 hours                15% of MRC
Over 48 hours                   20% of MRC

For purposes of this Availability Service Level, "unavailable" or
"unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the particular
(3)Link(SM) Private Line Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000.

(2) The Availability Service Level and associated credits set forth in sub-Section (1) above shall not apply to Off-Net Local Loop Service, including, without limitation, (3)Link(SM) Metropolitan Private Line (Off-Net) Service, provisioned by Level 3 through a third party carrier for the benefit of Customer. Level 3 will pass-though to Customer any availability service level and associated credit (if applicable) provided to Level 3 by the third party carrier for such Off-Net Local Loop Service.

(3) Without prejudice to Customer's right to service credits pursuant to subsection (1) above, if the (3)Link(SM) Private Line Services are provided in Germany, then the Availability Service Level for such (3)Link(SM) Metropolitan Private Line (Off-Net) Service is 97.5% (based on an annual average) and
(3)Link(SM) Metropolitan Private Line (On-Net) Service is 99.9% (based on a calendar month)

15.3 (3)CROSSROADS(SM). The following service levels are applicable where Customer orders (3)CrossRoads(SM) Service.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)CrossRoads(SM) Service on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders which contain incorrect information supplied by Customer or Customer Orders which are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the MRC for the affected Service for each day of delay, up to a monthly maximum credit of ten (10) days.

(B)   Availability Service Level. (1) The Availability Service Level for
(3)CrossRoads(SM)Service is 100%. The (3)CrossRoads(SM) Service is available if the port is available to send and receive traffic. In the event that the
(3)CrossRoads(SM) Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Service based on the total duration of unavailability in a given day as set forth in the following table:

Duration of Service
  Unavailability             Service Level Credit
----------------------------------------------------
0 - 15 minutes                     1 hour
15:01 minutes - 8 hours            3 hours
8:01 - 12 hours                    12 hours
12:01 - 16 hours                   16 hours
16:01 - 24 hours                   1 day

(2) Without prejudice to Customer's right to service credits pursuant to subsection (1) above, if the (3)CrossRoads(SM) Services are provided in Germany, then the Availability Service Level for such (3)CrossRoads(SM) Services on the Local Loop is 97.5% (based on an annual average) and On-Net is 99.9% (based on a calendar month).

(C) Delay Service Level. The following Delay Service Level is measured as an average one-way delay over a calendar month for traffic on the Level 3 network between Gateways. Delay measurements may be obtained from the Level 3 web site at www.Level3.com. In the event of a delay in excess of the Service Levels set forth below for reasons other than an Excused Outage, Customer will be entitled to receive a service credit equal to the charges for one (1) day of the MRC for the affected Service, up to a monthly maximum credit of one (1) day per calendar month.

Route                         Delay Service Level
--------------------------------------------------
Intra-U.S.                            40 ms
Intra-Europe                          30 ms
London to New York, NY                40 ms

(D)   Packet Delivery Service Level. The Packet Delivery Service Level for
(3)CrossRoads(SM) Service is 99% for On-Net traffic between Gateways. Packet Delivery is the average number of Internet Protocol (IP) packets of information that transit the Level 3 network and are delivered by Level 3 to the intended On-Net destination in a calendar month. Packet Delivery measurements may be obtained from the Level 3 web site at www.Level3.com. In the event Level 3 does not meet the Packet Delivery Service Level for reasons other than an Excused Outage or as a result of any third party local access circuit (whether provisioned by Customer or Level 3), Customer will be entitled to receive a service credit equal to the charges for one (1) day of the MRC for the affected Service, up to a monthly maximum credit of one (1) day per calendar month.

15.4 (3)CONNECT(SM) MODEM. The following service levels are applicable where Customer orders (3)Connect(SM) Modem Service.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Connect(SM) Modem Service on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders which contain incorrect information supplied by Customer or Customer Orders which are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to fifty percent (50%) of the Non-Recurring Charges for the affected Service.

B)    Call Success Rate (CSR) Service Level. The CSR Service Level for
(3)Connect Modem Service is 90%*. The CSR is measured by Level 3 as a monthly average across the Level 3 modem network calculated based on the number of IP sessions established against the total sessions attempted. An IP session is established when the modem port is available to send, receive and authenticate traffic. In the event Level 3 does not meet the CSR Service Level for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Service as set forth in the following table:

CSR                               Credit
---------------------------------------------
88 to 89.99%                  2.5% of the MRC
85 to 87.99%                  5% of the MRC
80 to 84.99%                  7.5% of the MRC
< 79.99%                      10% of the MRC

* The CSR Service Level does not apply to ISDN Service.

15.5 (3)CENTER(SM) COLOCATION. The following service levels are applicable where Customer orders (3)Center(SM) Colocation.

(A) Installation Service Level. This Installation Service Level applies to cabinet and private suite Colocation Space ordered in a Gateway. Level 3 will exercise commercially reasonable efforts to install any Colocation Space on or before the Customer Commit Date specified for such Colocation Space. This Installation Service Level shall not apply to Customer Orders which contain incorrect information supplied by Customer, Customer Orders which are altered at Customer's request after submission and acceptance by Level 3, or Customer Orders which require Level 3 to configure Colocation Space to specifications other than Level 3's standard specifications for Colocation Space (such standard specifications are available to Customer upon request). In the event Level 3 does not meet this Installation Service Level for a particular Colocation Space for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the MRC for the affected Colocation Space for each day of delay, up to a monthly maximum credit of four
(4) days.

(B) Power Service Level. The Availability Service Level for Level 3 provided power to the Colocation Space is 99.99%. In the event of any power outage for reasons other than Customer actions or omissions, Customer will be entitled to receive a service credit equal to the charges for one (1) day of the MRC for the affected Colocation Space (with a maximum of a one (1) day credit for all outages in any twenty four (24) hour period).

(C) Remote Hands Response Time Service Level. The Response Time Service Level for Remote Hands is as set forth below. This Response Time Service Level is measured from the time Level 3 Customer Service receives and logs Customer's request with all of the necessary information requested by Level 3 Customer Service, until a Level 3 technician first calls Customer in response to the request. In the event Level 3 does not meet the following Response Time Service Level, Customer will be entitled to a service credit equal to the charges for one (1) day of the MRC for the affected Colocation Space (with a maximum of a one (1) day credit for all instances of delay in a day, with a total monthly maximum credit of seven (7) days).

                              Service Level
                      ------------------------------
Gateway Location          Hours of         Response
   (U.S Only)            Operation           Time
----------------------------------------------------
Boston, MA            24x7                30 minutes
Dallas, TX            24x7                30 minutes
Denver, CO            24x7                30 minutes
Chicago, IL           24x7                30 minutes
Los Angeles, CA       24x7                30 minutes
New York, NY          24x7                30 minutes
San Diego, CA         24x7                30 minutes
San Francisco, CA     24x7                30 minutes
Sunnyvale, CA         24x7                30 minutes
Mclean, VA            24x7                30 minutes
All other locations   7 a.m. to 7 p.m.    30 minutes
                      (M-F)
                      Off-hours,          2 hours
                      holidays &
                      weekends

15.6 (3)CENTER(SM) INTRA-MARKET COLOCATION CONNECTION (IMCC). The following service levels are applicable where Customer orders (3)Center(SM) IMCC Service.

(A) Installation Service Level. Level 3 will exercise commercially reasonable efforts to install any (3)Center(SM) IMCC Service on or before the Customer Commit Date specified for the particular Service. This Installation Service Level shall not apply to Customer Orders which contain incorrect information supplied by Customer, or Customer Orders which are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular Service for reasons other than an Excused Outage, Customer will be entitled to a service credit equal to the charges for one (1) day of the MRC for the affected Service for each day of delay, up to a monthly maximum credit of four (4) days.

(B)   Availability Service Level. The Availability Service Level for
(3)Center(SM) IMCC Service is 96.7%. In the event the (3)Center(SM) IMCC Service becomes unavailable for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the MRC for the affected Service based on the aggregate duration of unavailability events in a given calendar month as set forth in the following table:

Duration of Service
  Unavailability                 Service Level Credit
-----------------------------------------------------
0 - 24 hours                          No Credit
24:01 - 48 hours                      10% of MRC
48:01 - 72 hours                      20% of MRC
72:01 + hours                         30% of MRC

For purposes of this Availability Service Level, (i) "unavailable" or "unavailability" means total interruption in the Service, and (ii) the duration of any unavailability event will commence when Customer reports an outage to the Level 3 Customer Service and Support Organization (1-877-4LEVEL3) and will end when the Service is operative.

                                                                 [LEVEL(3) LOGO]

CUSTOMER ORDER SUMMARY

ORDER DATE:      07-NOV-01    ORDER ACTION:    INSTALL

CUSTOMER ORDER#: 000186259    TYPE:            NEW

CUSTOMER INFORMATION:

  ORGANIZATION:       Websidestory.com

  SITE ID:      41644

  NAME:         Websidestory.com - 10182 TELESIS CT

  ADDRESS:      10182 TELESIS CT
                6th Floor

  CITY:         SAN DIEGO

  STATE:        CA

  ZIP:          92121-2719

  PRIMARY CONTACT:    Denis Duchene

  PHONE:        (858) 546-0040

  FAX:

  E-MAIL:       denis@websidestory.com

BILLING INFORMATION:

  SITE ID:      41644

  NAME:         Websidestory.com - 10182 TELESIS CT

  ADDRESS:      10182 TELESIS CT
                6th Floor

  CITY:         SAN DIEGO

  STATE:        CA

  ZIP:          92121-2719

PRODUCT DESCRIPTION AND CHARGES:

                          SERVICE      ORDER#            MONTHLY RECURRING AMOUNT    NON-RECURRING AMOUNT   YEARLY-RECURRING AMOUNT
PRODUCT      PRODUCT #    ORDER #       TYPE     TERM              NEW                        NEW                    NEW
----------------------------------------------------------------------------------------------------------------------------------
Colocation   BBBM4707     1000NQWV      New    2 Year           $33,705.00                   $0.00                  $0.00
                                               Contract
                                               Type:
                                               Lease

                                                                 [LEVEL(3) LOGO]

CUSTOMER ORDER SUMMARY

ORDER DATE:      07-NOV-01    ORDER ACTION:   INSTALL

Customer Order#: 000186259    Type:           New

(3)CrossRoads-CDR-    BBBM4817     1000NRDK    New          2 Year      $19,000.00    $0.00    $0.00
100 Mbps                                                    Contract
                                                            Type:
                                                            Lease
Usage Charges -
   CDR Additional Usage per Mbps:              $190.00
                                                                        ==========    =====    =====
                                               TOTAL:                   $52,705.00    $0.00    $0.00
                                                                        ==========    =====    =====

CUSTOMER ORDER SUMMARY

                                                  [LEVEL(3) COMMUNICATIONS LOGO]

ORDER DATE:      07-NOV-01    ORDER ACTION: INSTALL

CUSTOMER ORDER#: 000186259    TYPE:         NEW

CUSTOMER COMMITMENT:

   REVENUE COMMITMENT: $0.00 /MONTH   TERM: 1 YEAR   RAMP UP (MONTHS): 1

   FOR(3)VOICE(SM) SERVICES ONLY, THE PERCENTAGE OF INTERSTATE USE WILL BE:____%

TAX EXEMPT STATUS (PLEASE, CHECK ONE):

   [ ] NON-EXEMPT

   [ ] EXEMPT - PLEASE, FILL OUT AND RETURN TO LEVEL 3 A TAX EXEMPT FORM
       AVAILABLE UPON REQUEST.

CUSTOMER APPROVAL:

This Customer Order is governed by the following Level 3 terms and conditions as such terms and conditions are applicable to the above listed Services ordered by Customer and which terms and conditions are hereby incorporated into this Customer Order.

Please check the applicable terms and conditions:

________Level 3's Terms for Delivery of Service, version 5.2 (applicable to Customer Orders for Level 3 (3) Link(SM) Private Line, (3) Center(SM)
Colocation (except as ordered in connection with Level 3 (3)Link(SM) Wavelengths Services), (3) Connect(SM) Modem, (3)CrossRoads(SM), (3)Voice(SM) Termination, and (3)Voice(SM) Exchange IP Service); or

________Level 3's (3)Link(SM) Wavelengths Colocation Terms and Conditions, version____________ (applicable to Customer Orders for Colocation services ordered in connection with Level 3 (3)Link(SM) Wavelengths Services), or

_______Level 3's Global Master Services Agreement executed with Customer or (if applicable) its affiliates (applicable to Customer Orders for Level 3
(3)Link(SM) Private Line, (3)Center(SM) Colocation (except as ordered in connection with Level 3 (3)Link(SM) Wavelengths Services), (3) Connect(SM) Modem, (3)CrossRoads(SM), (3)Voice(SM) Termination, and (3)Voice(SM) Exchange IP Service); or

______Level 3's Master Carrier Services Agreement executed with Customer (applicable to Customer Orders for Level (3)Voice(SM) Termination Service)

Neither party shall be liable for any indirect, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues), whether or not caused by the acts, omissions or negligence if its employees or agents, and regardless of whether such party has been informed of the possibility or likelihood of such damages.

Relevant Service Detail forms, including, without limitation, the Level 3 billing work sheet, setting forth specific information regarding the Services ordered by Customer pursuant to this Customer Order Summary, are attached hereto and incorporated herein.

This Customer order is governed by Level(3) Communications, LLC Terms for Delivery of Service Version 5.2 and this Addendum dated November 20, 2001 between the parties.

Authorized Customer Signature: /s/ John Hentrich
                               --------------------
                               WEBSIDESTORY INC.

     Authorized Customer Name: J HENTRICH    Title: CEO

                         Date: 11/20/01

[LEVEL(3) COMMUNICATIONS LOGO]

      BILLING WORKSHEET

                                                        [ILLEGIBLE] [ILLEGIBLE]
                                                           1 Year      $0.00

Company Name: Websidestory.com - 10182 TELESIS CT

Address:      10182 TELESIS CT
              SAN DIEGO, CA 92121-2719

Quote Number: 000186259

OSR Number:

                                                          [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------
[ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------
45  GATEWAY:  1005 120 V AC (15    2 YEAR  --  $ 8,100.00  0.00%     --   --     --       --  --  $ 8,100.00 $  8,100.00          --
    SAN DIEGO      AMPS)
    - L3Gw         LINE: 10001
------------------------------------------------------------------------------------------------------------------------------------
900 GATEWAY:  1005 PRIVATE ROOM    2 YEAR  --  $72,000.00  0.00%  64.44%  --     --       --  --          -- $ 25,605.00  $25,605.00
    SAN DIEGO      (US)
    - L3Gw
                   LINE: 10001
------------------------------------------------------------------------------------------------------------------------------------
1   GATEWAY:  1005 INSTALL 900 SQ. 2 YEAR  --  $ 4,500.00  0.00% 100.00%  --  $0.00       --  --          --          --          --
    SAN DIEGO      FT.
    - L3Gw
                   LINE: 10001
------------------------------------------------------------------------------------------------------------------------------------
[ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------

               (C) Copyright, Level 3 Communications, LLC, 2000.
                              All Rights Reserved.

[LEVEL(3) COMMUNICATIONS LOGO]

      BILLING WORKSHEET

                                                             [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------
1    Gateway:   1024  1000 Mbs         2 Year  --   $     0.00  0.00%      --   --   $0.00       --  --          --          --  --
     San Diego        Gateway Cross
     - L3Gw           Connect Install
                      (US)
                      Line: 10000
-----------------------------------------------------------------------------------------------------------------------------------
1    Gateway:   1024  1000 Mbs         2 Year  --   $     0.00  0.00%      --   --      --       --  --  $     0.00  $     0.00  --
     San Diego        Gateway Cross
     - L3Gw           Connect
                      Monthly (US)
                      Line: 10000
-----------------------------------------------------------------------------------------------------------------------------------
1    Gateway:   2015  Installation     2 Year  --   $ 5,000.00  0.00%  100.00%  --   $0.00       --  --          --          --  --
     San Diego        CDR Ethernet
     - L3Gw           1000 Mbps
                      Line: 10002
-----------------------------------------------------------------------------------------------------------------------------------
1    Gateway:   2015  CDR Ethernet     2 Year  --   $19,000.00  0.00%      --   --      --       --  --  $19,000.00  $19,000.00  --
     San Diego        1000 Mbps
     - L3Gw
                      Line: 10002
-----------------------------------------------------------------------------------------------------------------------------------
1    Gateway:   2015  CDR Ethernet     2 Year  --   $   190.00  0.00%      --   --      --  $190.00  --          --          --  --
     San Diego        1000 Mbps
     - L3Gw           Additional
                      Usage
                      Line: 10002
-----------------------------------------------------------------------------------------------------------------------------------

               (C) Copyright, Level 3 Communications, LLC, 1999.
                               All Rights Reserved.

[LEVEL(3) COMMUNICATIONS LOGO]

      BILLING WORKSHEET

NRC TOTAL  $0.00    YRC TOTAL  $0.00    MRC TOTALS  $52,705.00  $52,705.00  $0.00
---------------------------------------------------------------------------------

This Price Quote is governed by Level 3 Communications, LLC's Terms and Conditions for Delivery of Service (which are available for your review either upon request or on the Level 3 website), and shall be incorporated into the Customer Order submitted by Customer for the foregoing Service.

Price Quote valid through: 2001-12-07 23:59:59

Notes:

               (C) Copyright, Level 3 Communications, LLC, 1999.
                              All Rights Reserved.